AEP Reports 2011 Second-Quarter Earnings

COLUMBUS, Ohio, July 29, 2011 /PRNewswire/ --

  Second-quarter earnings $0.73 per share GAAP and ongoing
  Company reaffirms 2011 ongoing earnings guidance of between $3.00 and $3.20 per share
  Favorable weather conditions, predominantly in western service territories

AMERICAN ELECTRIC POWER Preliminary, unaudited results
	2nd quarter ended June 30			Six months ended June 30
	2011	2010	Variance	2011	2010	Variance
Revenue ($ in billions)	3.6	3.4	0.2	7.3	6.9	0.4
Earnings ($ in millions):
GAAP	352	136	216	705	480	225
Ongoing	352	355	(3)	744	720	24
EPS ($):
GAAP	0.73	0.28	0.45	1.46	1.00	0.46
Ongoing	0.73	0.74	(0.01)	1.55	1.50	0.05
EPS based on 482mm shares in Q2 2011, 479mm in Q2 2010, 482mm in 6 mo. 2011 and 479mm in 6 mo. 2010

American Electric Power (NYSE: AEP) today reported 2011 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $352 million or $0.73 per share, compared with $136 million or $0.28 per share for second-quarter 2010.

Ongoing earnings (earnings excluding special items) for second-quarter 2011 were $352 million or $0.73 per share, compared with $355 million or $0.74 per share in second-quarter 2010.

There was no difference between GAAP earnings and ongoing earnings for second-quarter 2011. Year-to-date GAAP earnings were $39 million lower than ongoing earnings because of the settlement of litigation with Bank of America and Enron related to the Enron bankruptcy, resulting in a $22 million net-of-tax loss; and a $26 million net-of-tax charge related to the partial disallowance by the Public Service Commission of West Virginia of the Mountaineer Plant carbon capture and storage project. These first-quarter 2011 items were partially offset by a $9 million net-of-tax recovery through rates related to severance costs associated with the 2010 cost-reduction program.

A full reconciliation of GAAP earnings with ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

"We had solid financial performance in the second quarter, driven by favorable rate outcomes and strong off-system sales," said Michael G. Morris, AEP chairman and chief executive officer. "While weather in our eastern states was milder in the second quarter than last year, both our eastern and western states experienced warmer than normal weather.

"We are keeping an eye on the economy, which continues to show some signs of economic improvement in our service territories, particularly in the West," Morris said. "The recovery has been slower in our eastern states."

EARNINGS GUIDANCE

AEP reaffirmed its ongoing guidance range for 2011 of between $3.00 and $3.20 per share. The company also reaffirmed its 2012 ongoing earnings midpoint estimate of $3.25 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT $ in millions except EPS
	Q2 11	Q2 10	Variance	6 mo. 11	6 mo. 10	Variance
Utility Operations	355	348	7	748	710	38
Ongoing EPS	0.74	0.73	0.01	1.56	1.48	0.08
AEP River Operations	(1)	0	(1)	6	4	2
Ongoing EPS	0.00	0.00	0.00	0.01	0.01	0.00
Generation and Marketing	11	7	4	12	17	(5)
Ongoing EPS	0.02	0.01	0.01	0.02	0.03	(0.01)
All Other	(13)	0	(13)	(22)	(11)	(11)
Ongoing EPS	(0.03)	0.00	(0.03)	(0.04)	(0.02)	(0.02)
Ongoing Earnings	352	355	(3)	744	720	24
Ongoing EPS	0.73	0.74	(0.01)	1.55	1.50	0.05
EPS based on 482mm shares in Q2 2011, 479mm in Q2 2010, 482mm in 6 mo. 2011 and 479mm in 6 mo. 2010

Ongoing earnings from Utility Operations during second-quarter 2011 compared with second-quarter 2010 were relatively flat. This reflects the positive impact of rate changes, favorable weather in AEP's western service territory and higher margins from wholesale activity, which were offset by higher storm expenses versus the prior year.

AEP's River Operations results for second-quarter 2011 were comparable to second-quarter 2010 despite heavy rainfalls that restricted operations on various river systems in 2011.

Ongoing earnings from Generation and Marketing, which includes AEP's non-regulated generating, marketing and risk management activities primarily in the Electric Reliability Council of Texas (ERCOT) area, was $4 million better when compared with second-quarter 2010 because of favorable results from wind farm operations.

All Other, which includes the Parent Company and other investments, was lower during second-quarter 2011 when compared with the same period last year primarily because 2010 results included gains on the sale of securities. There were no such sales in the current period.

ONGOING RESULTS FROM UTILITY OPERATIONS $ in millions except EPS
	Q2 11	Q2 10	Variance	6 mo. 11	6 mo. 10	Variance
East Regulated Integrated Utilities	648	639	9	1,405	1,423	(18)
Ohio Companies	658	693	(35)	1,373	1,376	(3)
West Regulated Integrated Utilities	358	344	14	651	615	36
Texas Wires	164	152	12	313	302	11
Off-System Sales	95	58	37	181	132	49
Transmission Revenue - 3rd Party	101	88	13	203	182	21
Other Operating Revenue	135	127	8	260	250	10
Utility Gross Margin	2,159	2,101	58	4,386	4,280	106
Operations & Maintenance	(855)	(780)	(75)	(1,691)	(1,615)	(76)
Depreciation & Amortization	(398)	(394)	(4)	(791)	(792)	1
Taxes Other Than Income Taxes	(199)	(190)	(9)	(408)	(393)	(15)
Interest Expense & Preferred Dividend	(227)	(237)	10	(460)	(473)	13
Other Income & Deductions	48	41	7	101	81	20
Income Taxes	(173)	(193)	20	(389)	(378)	(11)
Utility Operations Ongoing Earnings	355	348	7	748	710	38
Ongoing EPS	0.74	0.73	0.01	1.56	1.48	0.08
EPS based on 482mm shares in Q2 2011, 479mm in Q2 2010, 482mm in 6 mo. 2011 and 479mm in 6 mo. 2010

Retail Sales – Results for the second quarter were comparable with the same period in 2010 primarily because of the favorable impact of rate changes in addition to favorable weather primarily in AEP's western service territory, offset by lost margins due to customer switching. Retail Sales includes the East Regulated Integrated Utilities, Ohio Companies, West Regulated Integrated Utilities and Texas Wires.

Off-System Sales – Gross margins from Off-System Sales for the second quarter were $37 million higher than in the prior period, primarily because of higher plant utilization and power prices in AEP's eastern region.

Transmission Revenues – 3rd Party– Transmission Revenues for second-quarter 2011 were $13 million higher than for the same period in 2010 primarily as a result of increased rates in PJM.

Other Operating Revenue – Other Operating Revenue for second-quarter 2011 was comparable with the same period last year.

Operations & Maintenance – Operations & Maintenance expenses for second-quarter 2011 were higher by $75 million primarily as a result of increased storm expenses and incremental O&M expenses associated with dollar-for-dollar rate recovery.

Depreciation & Amortization – Depreciation and amortization expenses for second-quarter 2011 were comparable with the same period last year.

Interest Expense & Preferred Dividends – The decrease in Interest Expense for second-quarter 2011 was primarily because of decreased long-term debt outstanding when compared with 2010.

Other Income & Deductions – Other Income & Deductions for second-quarter 2011 were $7 million favorable compared with the same period last year due to higher earnings related to the ETT transmission joint venture.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 10 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate and growth in, or contraction within, AEP's service territory and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover Indiana Michigan Power's Donald C. Cook Nuclear Plant Unit 1 restoration costs through warranty, insurance and the regulatory process; AEP's ability to recover regulatory assets and stranded costs in connection with deregulation; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity, including the Turk Plant, and transmission line facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances or additional regulation of flyash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including AEP's dispute with Bank of America); AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of electric security plans and related regulation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power Financial Results for 2nd Quarter 2011 vs 2nd Quarter 2010
		2011		2010
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	648		639
2	Ohio Companies	658		693
3	West Regulated Integrated Utilities	358		344
4	Texas Wires	164		152
5	Off-System Sales	95		58
6	Transmission Revenue - 3rd Party	101		88
7	Other Operating Revenue	135		127
8	Utility Gross Margin	2,159		2,101

9	Operations & Maintenance	(855)		(780)
10	Depreciation & Amortization	(398)		(394)
11	Taxes Other than Income Taxes	(199)		(190)
12	Interest Exp & Preferred Dividend	(227)		(237)
13	Other Income & Deductions	48		41
14	Income Taxes	(173)		(193)
15	Utility Operations Ongoing Earnings	355	0.74	348	0.73

	NON-UTILITY OPERATIONS:
16	AEP River Operations	(1)	-	-	-
17	Generation & Marketing	11	0.02	7	0.01

18	Parent & Other Ongoing Earnings	(13)	(0.03)	-	-

19	ONGOING EARNINGS	352	0.73	355	0.74

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power Financial Results for the 2nd Quarter 2011 Reconciliation of Ongoing to Reported Earnings
	2011
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	355	(1)	11	(13)	352	$ 0.73

Other:
None	-	-	-	-	-	$ -
Total Special Items	-	-	-	-	-	$ -

Reported Earnings	355	(1)	11	(13)	352	$ 0.73

Financial Results for the 2nd Quarter 2010 Reconciliation of Ongoing to Reported Earnings
	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	348	-	7	-	355	$ 0.74

Other:
Restructuring Program	(183)	(1)	-	(1)	(185)	$ (0.39)
Carbon Capture - APCo Virginia	(34)	-	-	-	(34)	$ (0.07)

Total Special Items	(217)	(1)	-	(1)	(219)	$ (0.46)

Reported Earnings	131	(1)	7	(1)	136	$ 0.28

American Electric Power Summary of Selected Sales Data (Data based on preliminary, unaudited results)
	Three Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2011	2010	Change

Retail Electric (in millions of kWh):
Residential	13,503	12,659	6.7%
Commercial	12,913	13,002	-0.7%
Industrial	15,153	14,662	3.3%
Miscellaneous	777	783	-0.8%
Total Retail (a)	42,346	41,106	3.0%

Wholesale Electric (in millions of kWh): (b)	10,216	7,019	45.5%

Total KWHs	52,562	48,125	9.2%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies (b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

American Electric Power Financial Results for YTD June 2011 vs YTD June 2010
		2011		2010
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	1,405		1,423
2	Ohio Companies	1,373		1,376
3	West Regulated Integrated Utilities	651		615
4	Texas Wires	313		302
5	Off-System Sales	181		132
6	Transmission Revenue - 3rd Party	203		182
7	Other Operating Revenue	260		250
8	Utility Gross Margin	4,386		4,280

9	Operations & Maintenance	(1,691)		(1,615)
10	Depreciation & Amortization	(791)		(792)
11	Taxes Other than Income Taxes	(408)		(393)
12	Interest Exp & Preferred Dividend	(460)		(473)
13	Other Income & Deductions	101		81
14	Income Taxes	(389)		(378)
15	Utility Operations Ongoing Earnings	748	1.56	710	1.48

	NON-UTILITY OPERATIONS:
16	AEP River Operations	6	0.01	4	0.01
17	Generation & Marketing	12	0.02	17	0.03

18	Parent & Other Ongoing Earnings	(22)	(0.04)	(11)	(0.02)

19	ONGOING EARNINGS	744	1.55	720	1.50

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power Financial Results for Year-to-Date 2011 Reconciliation of Ongoing to Reported Earnings
	2011
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	748	6	12	(22)	744	$ 1.55

Other
Restructuring Program	9	-	-	-	9	$ 0.02
Carbon Capture & Storage - APCo	(26)	-	-	-	(26)	(0.06)
Litigation Settlement - Enron Bankruptcy	-	-	-	(22)	(22)	(0.05)

Total Special Items	(17)	-	-	(22)	(39)	$ (0.09)

Reported Earnings	731	6	12	(44)	705	$ 1.46

Financial Results for Year-to-Date 2010 Reconciliation of Ongoing to Reported Earnings
	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	710	4	17	(11)	720	$ 1.50

Other
Restructuring Program	(183)	(1)	-	(1)	(185)	$ (0.39)
Carbon Capture - APCo Virginia	(34)	-	-	-	(34)	$ (0.07)
Medicare D Subsidy	(20)	(1)	-	-	(21)	$ (0.04)

Total Special Items	(237)	(2)	-	(1)	(240)	$ (0.50)

Reported Earnings	473	2	17	(12)	480	$ 1.00

American Electric Power Summary of Selected Sales Data (Data based on preliminary, unaudited results)
	Six Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2011	2010	Change

Retail Electric (in millions of kWh):
Residential	30,452	30,433	0.1%
Commercial	24,559	24,476	0.3%
Industrial	29,482	28,044	5.1%
Miscellaneous	1,500	1,495	0.3%
Total Retail (a)	85,993	84,448	1.8%

Wholesale Electric (in millions of kWh): (b)	19,367	15,157	27.8%

Total KWHs	105,360	99,605	5.8%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies (b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

CONTACT: MEDIA CONTACT: Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620; ANALYSTS CONTACT: Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840